Exhibit 99.1

Scientific Games’ Third Quarter 2013 Revenue Rises 4%

Strength of Core Businesses Drives 12% Increase in Attributable EBITDA

NEW YORK, November 7, 2013 - Scientific Games Corporation (Nasdaq: SGMS) (the “Company”) today announced results for the third quarter ended September 30, 2013.

Summary Financial Results(1)

($ in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$234.4	$224.6	$689.0	$681.8
Operating income(2)	25.7	16.5	49.2	52.8

Attributable EBITDA:
Continuing operations	$91.9	$82.3	$257.1	$252.3
Discontinued operations	(0.1)	0.2	(0.8)	0.5
Attributable EBITDA	$91.8	$82.5	$256.3	$252.8

Net loss(2):
Continuing operations	$(0.4)	$(24.6)	$(25.0)	$(31.6)
Discontinued operations	(0.1)	(2.6)	(1.6)	(6.3)
Net loss	$(0.5)	$(27.2)	$(26.6)	$(37.9)

Net loss per share(2):
Continuing operations	$(0.01)	$(0.27)	$(0.29)	$(0.34)
Discontinued operations	(0.00)	(0.03)	(0.02)	(0.07)
Net loss per share	$(0.01)	$(0.30)	$(0.31)	$(0.41)

Capital expenditures	$31.9	$29.7	$112.3	$80.0
Free cash flow(2)	(6.2)	(5.1)	(16.7)	27.9

(1)	All financial results referenced herein reflect those of Scientific Games through the periods ended September 30, 2013 and do not reflect the acquisition of WMS Industries Inc. (“WMS”) on October 18, 2013.
(2)	In connection with the WMS acquisition, the Company incurred professional fees and other expenses for the three and nine months ended September 30, 2013 of approximately $2.5 million and $8.7 million, respectively, which impacted operating income, net loss, net loss per share and free cash flow for those periods.

Attributable EBITDA and free cash flow are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP financial measures in the accompanying tables.

Scientific Games sold its installed base of gaming terminals in its pub business on March 25, 2013. The related results of operations are presented as discontinued operations in the Company’s financial statements for all periods presented. All financial results referenced in this press release are for continuing operations only, unless otherwise noted.

Business Highlights

▪	On October 18, 2013, Scientific Games completed the acquisition of WMS, creating a leading company in the lottery and gaming industries with innovative content, world-class technology and an expansive geographic footprint, enabling the combined company to supply an extensive range of products and services to customers throughout the world
▪	In connection with the WMS acquisition, the Company terminated its prior credit agreement and entered into new senior secured credit facilities in an aggregate principal amount of $2.6 billion, comprised of a $300 million revolving credit facility and a $2.3 billion term loan facility
▪	The Company extended its contract with Ladbrokes, a major U.K. bookmaker, pursuant to which the Company will be the sole provider of approximately 9,000 server-based gaming machines to Ladbrokes through March 2019
▪	On October 1, 2013, the Northstar New Jersey Lottery Group, a joint venture in which Scientific Games owns an approximate 18% equity interest, commenced marketing and sales services for the New Jersey Lottery
▪	This week, Scientific Games, in conjunction with bidding partners 888 Holdings and Williams Interactive, a subsidiary of Scientific Games, launched iGaming for the Delaware Lottery and casinos, offering poker, casino table games and casino slots games
▪	Scientific Games recently signed a number of lottery contract extensions, including the following:
▪	A contract extension with the Florida Lottery to continue supplying instant tickets and cooperative services (“CSP”) through September 2018
▪	A contract extension with the Missouri Lottery to continue supplying instant tickets on a percentage of sales (“POS”) basis and our Properties Plus® loyalty and rewards program through June 2015 and October 2014, respectively

“Our strong third quarter results and recent contract wins and extensions reflect the strength of our core businesses and our focus on delivering results,” Chairman and Chief Executive Officer A. Lorne Weil commented. “We are also elated to welcome WMS employees to the Scientific Games family. Closing the WMS acquisition marks a new chapter for all of us. The strength and momentum of our combined operations establishes an excellent platform for near- and long-term growth. We are uniting two companies with highly complementary businesses and excellent management and operating talent to create a leading lottery and gaming company with a comprehensive portfolio of products and services for customers around the world.”

Jeffrey S. Lipkin, Senior Vice President and Chief Financial Officer, added, "We are proud of our team for delivering strong quarterly operating results, while also remaining focused on the execution of a number of important contract wins and completing the acquisition of WMS. We are now well underway in executing on our comprehensive integration plans and remain confident in our ability to deliver on the expected synergies. We expect the combined company to benefit from the strength of both companies’ innovative content and offerings, visible and recurring revenue streams and a solid capital structure.”

Business Update

The Company’s third quarter results reflected the strong overall performance of its core businesses, which led to a 4% increase in revenue and 12% rise in attributable EBITDA year-over-year.

Third quarter instant ticket and draw game retail sales of the Company’s U.S. customers increased 4.2% and 7.6%, respectively. Instant ticket performance was generally stronger in states where the Company provides instant game product management services while draw game sales benefited from two large Powerball® jackpots in the quarter.

The Company’s licensed properties business, including its Properties Plus program, was also an important contributor to the quarter’s results and benefited from several promotional games, anniversary-themed games and linked games.

Instant ticket retail sales results in Italy continued to demonstrate signs of stabilization. Third quarter retail sales increased 0.4% compared to the prior-year period, reflecting an improvement on the year-over-year decreases that occurred in the first and second quarters of 2013. In China, instant ticket retail sales declined 2.3% in the third quarter compared to the prior-year period. The Company is pursuing a number of initiatives to further diversify its business in China.

The Company’s U.K. gaming business faced difficult year-over-year comparisons against strong gross win levels in the prior-year period. Additionally, we believe weather-related and economic conditions in the U.K. affected player activity and gross win in betting shops, resulting in a 4.7% year-over-year decline in gross win per terminal per day in the third quarter. Betting shop results were most significantly impacted by weather conditions in July. However, the Company recently completed its roll-out of more than 7,000 Infinity terminals to the entire Gala Coral estate and is seeing a positive player response to the enhanced functionality of the terminal. The Company is planning the roll-out of approximately 9,000 new Clarity terminals to Ladbrokes’ entire U.K. estate in the first half of 2014.

A number of important company initiatives for 2013 recently launched, including sales of instant games in Panama and the Dominican Republic, and Northstar New Jersey’s commencement of marketing and sales services for the New Jersey Lottery, and the Delaware Lottery’s launch of iGaming, with Scientific Games and 888 Holdings serving as the primary vendor.

The most significant recent development was Scientific Games’ acquisition of WMS, which closed on October 18, 2013. Integration implementation is now well underway and is focused on positioning the Company to realize the expected synergies.

In connection with the WMS acquisition, the Company incurred professional fees and other expenses totaling approximately $2.5 million in the third quarter of 2013, with additional transaction-related fees and expenses related to the closing incurred or anticipated to be incurred in the fourth quarter of 2013.

Third Quarter 2013 Operating Results by Segment

($ in millions)

	Revenue		Operating Income (Loss)
	Three Months Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Printed Products	$132.7	$127.4	$39.2	$30.3
Lottery Systems	69.0	61.9	8.3	8.9
Gaming	32.7	35.4	0.9	(4.4)

Printed Products

Revenue

•	Revenue growth of 4% was primarily driven by a $7.2 million increase from our licensed properties business, consisting of a $1.9 million increase in revenue from our Properties Plus customers and a $5.3 million increase in revenue from licensed games. Revenue growth also reflected a $3.9 million increase in revenue from customers that purchase tickets on a CSP and POS basis, and a $2.8 million increase in revenue from international customers who purchase tickets on a price-per-thousand basis
•	These increases were partially offset by an $8.0 million decrease in revenue primarily due to lower revenue from U.S. customers that purchase tickets on a price-per-thousand basis, as well as a $0.7 million negative foreign exchange impact

Operating Income

•	The $8.9 million or 29% increase in operating income was driven by:
o	a $7.4 million benefit from a higher and more profitable revenue mix
o	a $1.3 million decrease in depreciation and amortization as the prior-year period was negatively impacted by $1.9 million of accelerated depreciation related to closing of our Australia printing facility

Lottery Systems

Revenue

•	Sales revenue increased $5.3 million or 43%, largely due to higher sales of hardware and software to international customers
•	Service revenue increased $1.8 million or 4%, primarily driven by higher international service revenue and two large Powerball jackpots

Operating Income

•	Operating income decreased $0.6 million or 7%, as the $3.6 million benefit of a higher and more profitable revenue mix was offset by a $3.0 million increase in depreciation and amortization primarily related to new hardware development and terminal deployments, along with a $1.3 million increase in selling, general and administrative expenses principally due to higher accounts receivable reserves and investments in growth initiatives

Gaming

Revenue

•	The $1.9 million decline in sales revenue primarily reflected lower sales of gaming terminals to bingo and arcade customers and customers outside the U.K.
•	The $0.7 million decline in service revenue was principally due to a $0.7 million negative foreign exchange impact and a decrease in gross win levels, partially offset by an increase in our installed base of gaming terminals

Operating Income

•	The $5.4 million increase in operating income was largely due to:
o	a $2.6 million reduction in selling, general and administrative expenses primarily related to lower net accounts receivable reserves and cost savings initiatives
o	a $2.2 million decrease in depreciation and amortization, reflecting the write-down of gaming terminals in the prior-year period
o	the absence of $1.5 million of employee termination and restructuring costs recorded in the prior-year period
•	The increase in operating income was partially offset by lower revenue

Interest Expense and Other Income (Expense)

•	Interest expense decreased by $0.9 million due to additional interest expense incurred in the prior-year period in connection with the refinancing of $200 million of 7.875% senior subordinated notes
•	The prior-year period reflected a write-off of $15.5 million of deferred financing costs associated with the refinancing of the senior subordinated notes
•	Other income decreased by $0.7 million principally due to an increase in foreign exchange transaction expense

Earnings and EBITDA from Equity Investments

•	Earnings from equity investments decreased by $2.3 million, primarily due to lower results from the Company’s International Terminal Leasing (“ITL”) joint venture due to a change in the estimated useful lives of certain gaming terminals
•	EBITDA from equity investments increased by $1.3 million, primarily reflecting higher results from the Company’s joint venture in Italy

Liquidity and Capital Resources

•	At September 30, 2013, we had cash and cash equivalents of $73.5 million and availability under our revolving credit facility of $210.3 million
•	We had total debt of $1,459.1 million at September 30, 2013 compared to $1,468.2 million at December 31, 2012
•	In connection with the WMS acquisition, the Company terminated its prior credit agreement on October 18, 2013 and entered into new senior secured credit facilities in aggregate principal amount of $2.6 billion, comprised of a $300 million revolving credit facility and a $2.3 billion term loan facility. The term loan facility was used, in part, to finance the WMS acquisition, to pay off all indebtedness under our and WMS’s prior credit agreements and to pay related acquisition and financing fees and expenses
•	Free cash flow for the third quarter was $(6.2) million compared to $(5.1) million in the prior-year period, principally reflecting increased working capital usage that was timing-related and an increase in capital expenditures driven primarily by printing press upgrades and gaming terminal purchases for the U.K.
•	We received $3.1 million of return of capital payments from equity investments in the third quarter, which are not included in the free cash flow metric:
o	Italy joint venture - $2.0 million
o	ITL - $1.1 million
•	We received $0.6 million in cash dividends in the third quarter from our equity investment in Roberts Communications Network
•	We made the following equity investments in the third quarter:
o	Greece joint venture - $42.9 million, partially from previously restricted cash
o	Northstar New Jersey joint venture - $0.9 million

Conference Call Details

Scientific Games will host a conference call today at 5:00 pm Eastern Time to review these results and discuss other topics. To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section. To access the call by telephone, please dial (877) 415-3186 (U.S. and Canada) or (857) 244-7329 (international). The conference ID is 14501704.

A presentation summarizing the results will also be provided in the Investor Information section on our website prior to the conference call. A replay of the webcast and accompanying presentation will be archived in the Investor Information section on our website.

About Scientific Games

Scientific Games Corporation is a leading developer of technology-based products and services and associated content for worldwide gaming and lottery markets. The Company’s portfolio includes instant and draw-based lottery games; electronic gaming machines and game content; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and social, mobile and interactive content and services. For more information, please visit: www.scientificgames.com.

Company Contacts

Investor Relations:

Cindi Buckwalter, (212) 754-2233

William Pfund, (847) 785-3167

Media Relations:

Aimee Remey, (212) 754-2233

Forward-Looking Statements

In this press release, the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “could,” “potential,” “opportunity,” or similar terminology. Forward-looking statements may contain expectations regarding activities, financial position, operations, synergies and other results following our acquisition of WMS. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; effect of indebtedness on our operations and financial condition; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of our intellectual property; ability to license third party intellectual property; intellectual property rights of others; security and integrity of software and systems; reliance on information technology systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, strategic equity investments and relationships; inability of our joint venture to meet the net income targets or otherwise to realize the anticipated benefits under its private management agreement with the Illinois Lottery; inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey Lottery or otherwise to realize the anticipated benefits under such agreement (including as a result of a protest); failure to realize the anticipated benefits related to the award to our consortium of an instant ticket concession in Greece; the seasonality of our business; disruption of our current plans and operations in connection with our acquisition of WMS; failure to achieve the intended benefits of the WMS acquisition, including due to the inability to realize synergies in the anticipated amounts or within the contemplated time-frames or cost expectations, or at all; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the potential expansion of regulated gaming via the internet; inability to enhance and develop successful gaming concepts; slow growth of gaming jurisdictions or the casino industry; decline in the replacement cycle of gaming machines; consolidation or ownership changes in the casino industry; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with international operations; influence of certain stockholders; dependence on key personnel; failure to perform under our contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K filed with the SEC on March 12, 2013 and in our subsequent periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

All references in the section below to our “credit agreement” refer to the Company’s prior credit agreement that was in effect as of September 30, 2013 and, as discussed above, was subsequently terminated on October 18, 2013 in connection with the Company’s entry into its new credit facilities.

“Attributable EBITDA,” as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized below), except that attributable EBITDA as used herein includes our share of the EBITDA of all of our equity investments (whereas "consolidated EBITDA" for purposes of the credit agreement generally includes our share of the EBITDA of our Italian joint venture but only the income of our other equity investments to the extent it has been distributed to us). Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.

Attributable EBITDA includes adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in our credit agreement (which adjustments are summarized in the paragraph below). For purposes of calculating our financial ratios under the credit agreement, consolidated EBITDA is calculated over a trailing period of four consecutive fiscal quarters and more recent adjustments may replace older adjustments within such four-quarter period, subject to any caps specified in the credit agreement with respect to particular categories of adjustments (as discussed below). Accordingly, the aggregate amount of any such adjustments within a particular category reported in our quarterly earnings releases over a four-quarter period may exceed such cap over such period (but will not exceed such cap in any particular quarter).

"Consolidated EBITDA" means, for any period, "consolidated net income" as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our equity investments (other than our Italian joint venture) except to the extent that such income has been distributed to us) for such period plus, to the extent deducted in calculating such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense (other than any interest expense of our Italian joint venture in respect of debt for borrowed money of such joint venture if such debt exceeds $25,000,000 in the aggregate), (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made or any other “permitted acquisitions” (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) any cash compensation expense incurred but not paid in such period so long as no cash payment in respect thereof is made or required to be made prior to the scheduled maturity of the borrowings under the credit agreement (provided that up to $993,000 of non-cash compensation expense accrued prior to August 25, 2011 may be added back notwithstanding that cash payments may be required to be made in respect thereof prior to the scheduled maturity of the borrowings) (see line item captioned “Deferred Contingent Compensation Expense” in the schedules below), (10) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses, Charges or Losses” in the schedules below), (11) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (12) advisory fees and related expenses paid to advisory firms in connection with “permitted acquisitions” (see line item captioned “Acquisition Advisory Fees” in the schedules below), (13) certain specified "permitted add-backs" (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to “consolidated EBITDA” in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing items (1) through (13) do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to “permitted add-backs”, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (14) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a concession to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (15) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our racing and venue management businesses, together with any charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition, in an aggregate amount (for all periods combined) not to exceed $7,325,000 (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (16) up to 5,250,000 pounds Sterling during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below), provided that the aggregate amount of “consolidated EBITDA” that is attributable to the Company’s interest in its Italian joint venture that would not have otherwise been permitted to be included in “consolidated EBITDA” prior to giving effect to the March 11, 2011 amendment to the credit agreement will be capped at $25,000,000 in any period of four consecutive fiscal quarters (or $30,000,000 in the case of any such period ending on or prior to June 30, 2012). “Consolidated EBITDA” is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement. The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by reference to the full text of such definitions in our credit agreement, which was amended and restated on August 25, 2011, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2011.

Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures). Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from equity investments, as included herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our equity investees. EBITDA from equity investments is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to earnings from equity investments in a schedule below.

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations, as well as the performance of its equity investments, which have become a more significant part of the Company’s business; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, the Company’s management believes that attributable EBITDA is helpful in assessing the overall operating performance of the Company and its equity investments and highlighting trends in the Company’s and its equity investees’ core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from the Company’s and its equity investees’ earnings financial items that management believes have less bearing on the Company’s and its equity investees’ performance, such as income tax expense, depreciation and amortization expense and interest (income) expense.  Moreover, management believes attributable EBITDA is useful to investors because a significant and increasing amount of the Company’s business is through its equity investments. Management further believes that attributable EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management believes that EBITDA from equity investments is helpful in monitoring the financial performance of the Company’s equity investments and eliminates from the equity investees’ earnings financial items that management believes have less bearing on the equity investments’ performance.

The Company’s management also believes attributable EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement. Moreover, attributable EBITDA and free cash flow (calculated by subtracting total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures) from attributable EBITDA) are metrics used in determining performance-based bonuses (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account changes in applicable accounting rules during the year)).

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Instant tickets	$129,647	$124,434	$378,998	$367,385
Services	80,810	79,782	247,753	252,022
Sales	23,950	20,421	62,288	62,431
Total revenue	234,407	224,637	689,039	681,838

Operating expenses:
Cost of instant tickets (1)	70,645	73,085	210,349	211,468
Cost of services (1)	42,583	41,024	135,020	127,253
Cost of sales (1)	13,311	12,784	39,262	43,949
Selling, general and administrative	46,994	43,767	143,789	135,529
Employee termination and restructuring	-	1,817	331	9,868
Depreciation and amortization	35,219	35,655	111,052	100,941
Operating income	25,655	16,505	49,236	52,830
Other (expense) income:
Interest expense	(25,125)	(25,990)	(75,271)	(75,073)
Earnings from equity investments	3,381	5,702	13,012	21,462
Early extinguishment of debt	-	(15,464)	-	(15,464)
Other income (expense), net	(45)	656	(850)	(30)
Total other expense	(21,789)	(35,096)	(63,109)	(69,105)
Net income (loss) before income tax expense	3,866	(18,591)	(13,873)	(16,275)
Income tax expense	4,232	5,962	11,163	15,322
Net loss from continuing operations	$(366)	$(24,553)	$(25,036)	$(31,597)

Discontinued operations:
Loss from discontinued operations	$(111)	$(3,298)	$(2,793)	$(8,289)
Other (expense) income	-	(119)	(46)	(63)
Gain on sale of assets	-	-	828	-
Income tax benefit	26	837	468	2,046
Net loss from discontinued operations	$(85)	$(2,580)	$(1,543)	$(6,306)

Net loss	$(451)	$(27,133)	$(26,579)	$(37,903)

Basic earnings per share:
Continuing operations	$(0.01)	$(0.27)	$(0.29)	$(0.34)
Discontinued operations	(0.00)	(0.03)	(0.02)	(0.07)
Basic net loss	$(0.01)	$(0.30)	$(0.31)	$(0.41)

Diluted earnings per share:
Continuing operations	$(0.01)	$(0.27)	$(0.29)	$(0.34)
Discontinued operations	(0.00)	(0.03)	(0.02)	(0.07)
Diluted net loss	$(0.01)	$(0.30)	$(0.31)	$(0.41)

Weighted average number of shares:
Basic shares	85,128	89,950	84,919	91,723
Diluted shares	85,128	89,950	84,919	91,723

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	September 30,	December 31,
	2013	2012
Assets:
Cash and cash equivalents	$73,461	$109,015
Other current assets	331,680	375,603
Property and equipment, net	375,069	376,877
Equity investments	353,683	316,234
Other long-term assets	1,022,335	1,009,179
Total assets	$2,156,228	$2,186,908

Liabilities and Stockholders' Equity:
Current portion of long-term debt	$11,085	$16,458
Other current liabilities	209,489	239,889
Long-term debt, excluding current portion	1,448,051	1,451,708
Other long-term liabilities	132,964	114,062
Stockholders' equity	354,639	364,791
Total liabilities and stockholders' equity	$2,156,228	$2,186,908

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA
(Unaudited, in thousands)

	Three Months Ended September 30, 2013
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$129,647	$-	$-	$-	$129,647
Services	-	51,167	29,643	-	80,810
Sales	3,041	17,816	3,093	-	23,950
Total revenue	132,688	68,983	32,736	-	234,407
Cost of instant tickets (1)	70,645	-	-	-	70,645
Cost of services (1)	-	28,436	14,147	-	42,583
Cost of sales (1)	2,168	9,890	1,253	-	13,311
Selling, general and administrative	10,717	6,862	5,145	18,485	41,209
Stock-based compensation	832	653	290	4,010	5,785
Employee termination and restructuring	-	-	-	-	-
Depreciation and amortization	9,151	14,887	10,980	201	35,219
Operating income (loss) from continuing operations	$39,175	$8,255	$921	$(22,696)	$25,655

	Three Months Ended September 30, 2012
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$124,434	$-	$-	$-	$124,434
Services	-	49,391	30,391	-	79,782
Sales	2,932	12,469	5,020	-	20,421
Total revenue	127,366	61,860	35,411	-	224,637
Cost of instant tickets (1)	73,085	-	-	-	73,085
Cost of services (1)	-	27,852	13,172	-	41,024
Cost of sales (1)	1,844	6,997	3,943	-	12,784
Selling, general and administrative	10,567	5,658	7,565	14,085	37,875
Stock-based compensation	863	583	448	3,998	5,892
Employee termination and restructuring	287	-	1,530	-	1,817
Depreciation and amortization	10,426	11,877	13,202	150	35,655
Operating income (loss) from continuing operations	$30,294	$8,893	$(4,449)	$(18,233)	$16,505

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA
(Unaudited, in thousands)

	Nine Months Ended September 30, 2013
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$378,998	$-	$-	$-	$378,998
Services	-	153,427	94,326	-	247,753
Sales	10,099	42,619	9,570	-	62,288
Total revenue	389,097	196,046	103,896	-	689,039
Cost of instant tickets (1)	210,349	-	-	-	210,349
Cost of services (1)	-	86,441	48,579	-	135,020
Cost of sales (1)	7,132	26,450	5,680	-	39,262
Selling, general and administrative	33,486	19,987	16,743	56,284	126,500
Stock-based compensation	2,460	1,906	973	11,950	17,289
Employee termination and restructuring	331	-	-	-	331
Depreciation and amortization	26,963	42,756	40,809	524	111,052
Operating income (loss)	$108,376	$18,506	$(8,888)	$(68,758)	$49,236

	Nine Months Ended September 30, 2012
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$367,385	$-	$-	$-	$367,385
Services	-	153,511	98,511	-	252,022
Sales	8,177	37,446	16,808	-	62,431
Total revenue	375,562	190,957	115,319	-	681,838
Cost of instant tickets (1)	211,468	-	-	-	211,468
Cost of services (1)	-	84,174	43,079	-	127,253
Cost of sales (1)	5,245	23,681	15,023	-	43,949
Selling, general and administrative	31,745	17,791	19,160	49,352	118,048
Stock-based compensation	2,544	1,701	1,258	11,978	17,481
Employee termination and restructuring	4,794	-	5,074	-	9,868
Depreciation and amortization	31,242	35,953	33,297	449	100,941
Operating income (loss)	$88,524	$27,657	$(1,572)	$(61,779)	$52,830

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ATTRIBUTABLE EBITDA
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net loss from continuing operations	$(366)	$(24,553)	$(25,036)	$(31,597)
Add: Income tax expense	4,232	5,962	11,163	15,322
Add: Depreciation and amortization	35,219	35,655	111,052	100,941
Add: Interest expense	25,125	25,990	75,271	75,073
Add: Early extinguishment of debt	-	15,464	-	15,464
Add/Less: Other (income) expense	45	(656)	850	30
EBITDA from continuing operations	$64,255	$57,862	$173,300	$175,233

Credit Agreement adjustments:
Add: Debt-Related Fees and Charges (1)	$-	$15,509	$8	$15,564
Add: Amortization of Intangibles	-	-	-	-
Add: Earn-outs for Permitted Acquisitions	-	-	-	-
Add: Extraordinary Charges or Losses under GAAP	-	-	-	-
Add: Non-Cash Stock-Based Compensation Expenses	5,785	5,892	17,289	17,481
Add: Deferred Contingent Compensation Expense	-	-	-	-
Add: Non-Recurring Write-Offs under GAAP	-	-	15	-
Add: Acquisition Advisory Fees	2,460	485	8,752	1,156
Add: Specified Permitted Add-Backs (2)	162	2,326	3,048	11,241
Add: Italian Concession Obligations	-	-	-	-
Add: Racing Disposition Charges and Expenses	-	-	-	-
Add: Playtech Royalties and Fees	2,228	1,834	6,379	5,364
Less: Interest Income	(47)	(296)	(192)	(356)
Less: Extraordinary Income or Gains under GAAP	-	-	-	-
Less: Income on Earn-Outs for Permitted Acquisitions	-	-	-	-

Adjustments to conform to Credit Agreement definition:
Add/Less: Other (income) expense (3)	(45)	656	(850)	(30)
Less: Early extinguishment of debt	-	(15,464)	-	(15,464)

Less: Earnings from equity investments	(3,381)	(5,702)	(13,012)	(21,462)
Add: EBITDA from equity investments	20,475	19,202	62,319	63,535
Attributable EBITDA from continuing operations	91,892	82,304	257,056	252,262
Attributable EBITDA from discontinued operations	(111)	197	(824)	483
Attributable EBITDA	$91,781	$82,501	$256,232	$252,745

EBITDA from equity investments (4):
Earnings from equity investments	$3,381	$5,702	$13,012	$21,462
Add: Income tax expense	2,597	2,477	8,337	9,250
Add: Depreciation and amortization	12,943	10,192	38,666	29,884
Add: Interest expense, net of other	1,554	831	2,304	2,939
EBITDA from equity investments	$20,475	$19,202	$62,319	$63,535

EBITDA from discontinued operations
Net loss from discontinued operations	$(85)	$(2,580)	$(1,543)	$(6,306)
Less: Income tax benefit	(26)	(837)	(468)	(2,046)
Add: Depreciation and amortization	-	3,586	597	7,904
Add: Credit agreement adjustments	-	28	590	931
EBITDA from discontinued operations	$(111)	$197	$(824)	$483

(1) Amounts reflect write-off of unamortized deferred financing costs in connection with early extinguishment of debt and other debt-related fees and charges.

(2) Amounts include management transition expenses, transaction expenses and restructuring expenses.

(3) Amounts include foreign exchange transactions, interest income, minority interest and other items.

(4) EBITDA from equity investments includes results from the Company's participation in Lotterie Nazionali S.r.l., Roberts Communications Network, LLC, Beijing CITIC Scientific Games Technology Co., Ltd., Sportech Plc, Sciplay (through January 23, 2012), Beijing Guard Libang Technology Co., Ltd. and Northstar Lottery Group, LLC.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net cash provided by operating activities	$25,654	$24,572	$95,693	$107,928

Less: Capital expenditures	(7,886)	(4,883)	(22,893)	(9,194)
Less: Lottery and gaming systems expenditures	(8,269)	(11,367)	(51,334)	(30,723)
Less: Other intangible assets and software expenditures	(15,711)	(13,408)	(38,116)	(40,109)
Total Capital Expenditures	$(31,866)	$(29,658)	$(112,343)	$(80,026)

Free cash flow	$(6,212)	$(5,086)	$(16,650)	$27,902

For the third quarter ended September 30, 2013, the Company received return of capital payments from its equity investments in LNS of $2.0 million and ITL of $1.1 million.  For the third quarter ended September 30, 2012, the Company received no return of capital payments from its equity investments.

For the second quarter ended June 30, 2013, the Company received return of capital payments from its equity investments in LNS of $13.9 million and CLN of $2.2 million.  For the second quarter ended  June 30, 2012, the Company received return of capital payments from its equity investments in LNS of $15.1 million and ITL of $0.9 million.

For the first quarter ended March 31, 2013, the Company received no return of capital payments from its equity investments.  For the first quarter ended March 31, 2012, the Company received return of capital payments from its equity investment in ITL of $2.2 million.

These items were not included in the Company's Free Cash Flow metric.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited, in millions, except terminals and ASP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Italy - Gratta e Vinci (1):
Retail Sales (Euros) (1)	2,253	2,243	7,173	7,296

China - China Sports Lottery (1):
Retail Sales (RMB)	3,806	3,897	12,440	13,480
Tickets Sold	497	510	1,621	1,801
ASP (RMB)	7.66	7.64	7.67	7.48

	As of September 30,
Terminal installed base at end of period:	2013	2012
Global Draw	27,230	24,752
Games Media	-	2,514
Barcrest	3,065	4,352

(1) Information provided by third-party lottery operators.